Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, THE REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

BIONIK LABORATORIES CORP.

CONVERTIBLE PROMISSORY NOTE

Principal Amount: US$[_____]	Issue Date: [_____]

Bionik Laboratories Corp., a Delaware corporation (the “Company”), for value received, hereby promises to pay to [_____] or his permitted assigns or successors (the “Holder”), the principal amount of [_____] Dollars (US$[___]) (the “Principal Amount”), without demand, on the Maturity Date (as hereinafter defined), together with any accrued and unpaid interest due thereon. This Note shall bear interest at a fixed rate of 3% per month, beginning on the Issue Date. Interest shall be computed based on a 360-day year of twelve 30-day months and shall be payable, along with the Principal Amount, on the Maturity Date. Except as set forth in Section 3.1, payment of all principal and interest due shall be in such coin or currency of the United States of America as shall be legal tender for the payment of public and private debts at the time of payment.

This Note is a convertible promissory note referred to in that certain Subscription Agreement dated as of the date hereof, or series of like subscription agreements (the “Subscription Agreement”), among the Company and the subscribers named therein, pursuant to which the Company is seeking to borrow up to $14,000,000 (the “Offering”).

1.           Definitions.

1.1           Definitions. The terms defined in this Section 1 whenever used in this Note shall have the respective meanings hereinafter specified.

“Change in Control” means a merger or consolidation of the Company with or into any other entity in which the stockholders of the Company immediately prior to the merger or consolidation do not own more than 50% of the outstanding voting power (assuming conversion of all convertible securities and the exercise of all outstanding options and warrants) of the surviving entity or the sale, lease, licensing, transfer or other disposition of all or substantially all the assets of the Company; provided, however, that any new issuance of capital stock (or securities convertible or exercisable into capital stock) of the Company to one or more third parties for the sole purpose of providing funding for the Company shall not constitute a Change in Control.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Conversion Shares” means the New Round Stock issued or issuable to the Holder pursuant to Article 3.

“Event of Default” shall have the meaning set forth in Section 6.1.

“Holder” or “Holders” means the person named above or any Person who shall thereafter become a recordholder of this Note in accordance with the terms hereof.

“Issue Date” means the issue date stated above.

“Maturity Date” shall mean the earlier of: (a) January 31, 2018 and (b) the consummation of a Qualified Financing.

“New Round Stock” means Common Stock.

“Note” means this Convertible Note, as amended, modified or restated.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, joint venture, unincorporated organization or any government, governmental department or agency or political subdivision thereof.

“Qualified Financing” means the Offering, provided the Company raises in one or more tranches aggregate gross proceeds of no less than $7,000,000 and up to $14,000,000 pursuant to the Subscription Agreement.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Trading Market” means the OTCQX market place of the OTC Markets; provided however, that in the event the Company’s Common Stock is ever listed or traded on the New York Stock Exchange, the NYSE Amex Equities, the Nasdaq Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, or the OTCQB market place of the OTC Markets, then the “Trading Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted for trading on a Trading Market and if prices for the Common Stock are then reported on the OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by the Board of Directors of the Company in good faith.

2.           GENERAL PROVISIONS.

2.1           Loss, Theft, Destruction of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new Note of like tenor and unpaid principal amount dated as of the date hereof. This Note shall be held and owned upon the express condition that the provisions of this Section 2.1 are exclusive with respect to the replacement of a mutilated, destroyed, lost or stolen Note and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without their surrender.

2.2           Prepayment; Redemption. This Note may not be prepaid by the Company in whole or in part, except with the prior written consent of the Holder. This Note may not be redeemed by the Company in whole or in part, except with the prior written consent of the Holder.

3.           CONVERSION OF NOTE.

3.1         Conversion.

(a)          Conversion upon Maturity Date. On the Maturity Date without any action on the part of the Holder, the outstanding principal and accrued and unpaid interest under the Notes will be converted into shares of New Round Stock based upon a fifteen percent (15%) discount to the lesser of (i) (A) the VWAP average of the last 30 days ending on the closing of the Qualified Financing (or, in the event of multiple closings, the lowest VWAP average of the last 30 days ending on each closing of a Qualified Financing) in the event of a Maturity Date referred to in clause (b) of the definition thereof, or (B) the VWAP average of the last 30 days before the Maturity Date in the event of a Maturity Date referred to in clause (a) of the definition thereof, and (ii) eighteen cents ($0.18).

(b)          Conversion upon Change of Control. If a Change of Control transaction occurs prior to the Maturity Date, the outstanding principal and accrued and unpaid interest under the Note would, at the election of the holders of a majority of the outstanding principal of the Notes, be either (i) payable upon demand as of the closing of such Change of Control transaction or (ii) convertible into shares of the Common Stock immediately prior to such Change of Control transaction at a price per share equal to the lesser of (x) the VWAP average of the last 30 days before the date of consummation of the Change of Control, or (y) the per share consideration to be received by the holders of the Common Stock in such Change of Control transaction.

(c)          Cancellation. Upon and as of the Maturity Date, this Note will be cancelled on the books and records of the Company and shall solely represent the right to receive the Conversion Shares.

3.2         Delivery of Securities Upon Conversion.

(a)          As soon as is practicable after January 31, 2018 or an event pursuant to Section 3.1(b)(ii), the Company shall deliver to the Holder a certificate or certificates evidencing the Conversion Shares issuable to the Holder. Notwithstanding the foregoing and anything else to the contrary in this Note and the Subscription Agreements, if and to the extent the Company does not have enough authorized shares to issue Common Stock to the holders of notes in the Offering (the “Current Offering Noteholders”) and to all holders of existing convertible promissory notes of the Company that also convert upon a Qualified Financing (such holders of convertible promissory notes other than the Current Offering Noteholders, the “Existing Noteholders”), the Company shall first issue the necessary and applicable shares upon conversion to the Existing Noteholders and the Company shall issue the shares of Common Stock that would otherwise have been issued to the Current Offering Noteholders as of January 31, 2017 pursuant to Section 3.1(a), upon the earlier of (i) a reverse stock split of the Company’s Common Stock that allows for the issuance of the shares of Common Stock pursuant to this Note without violating the authorized share number of the Company and (ii) the approval of a proposal to increase the Company’s authorized shares of common stock at its next meeting of stockholders.

(b)          The issuance of certificates for Conversion Shares upon conversion of this Note shall be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of securities. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to ensure that the Conversion Shares so issued upon such conversion shall be validly issued, fully paid and nonassessable.

3.3         Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon conversion of this Note. If any conversion of this Note would create a fractional share or a right to acquire a fractional share, the Company shall round to the nearest whole number.

4.           STATUS; RESTRICTIONS ON TRANSFER.

4.1         Status of Note. This Note is a direct, general and unconditional obligation of the Company, and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. This Note does not confer upon the Holder any right to vote or to consent or to receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to conversion hereof into Conversion Shares.

4.2         Restrictions on Transferability. This Note and any Conversion Shares issued with respect to this Note, have not been registered under the Securities Act, or under any state securities or so-called “blue sky laws,” and may not be offered, sold, transferred, hypothecated or otherwise assigned except (a) pursuant to a registration statement with respect to such securities which is effective under the Act or (b) upon receipt from counsel satisfactory to the Company of an opinion, which opinion is satisfactory in form and substance to the Company, to the effect that such securities may be offered, sold, transferred, hypothecated or otherwise assigned (i) pursuant to an available exemption from registration under the Act and (ii) in accordance with all applicable state securities and so-called “blue sky laws.” The Holder agrees to be bound by such restrictions on transfer. The Holder further consents that the certificates representing the Conversion Shares that may be issued with respect to this Note may bear a restrictive legend to such effect. In addition, this Note shall be subject to the restrictions on transfer set forth in Article III of the Subscription Agreement.

4.3        COVENANTS. In addition to the other covenants and agreements of the Company set forth in this Note, the Company covenants and agrees that so long as this Note shall be outstanding, if any one or more events occur which constitute or which, with the giving of notice or the lapse of time or both, would constitute an Event of Default or if the Holder shall demand payment or take any other action permitted upon the occurrence of any such Event of Default, the Company will forthwith give notice to the Holder, specifying the nature and status of the Event of Default or other event or of such demand or action, as the case may be.

5.           REMEDIES.

5.1         Events of Default. “Event of Default” wherever used herein means any one of the following events:

(a)          The Company shall fail to issue and deliver the Conversion Shares in accordance with Section 3;

(b)          Default in the due and punctual payment of the principal of, or any other amount owing in respect of (including interest), this Note when and as the same shall become due and payable;

(c)          Default in the performance or observance of any covenant or agreement of the Company in this Note (other than a covenant or agreement a default in the performance of which is specifically provided for elsewhere in this Section 6.1), and the continuance of such default for a period of 10 days after there has been given to the Company by the Holder a written notice specifying such default and requiring it to be remedied;

(d)          The entry of a decree or order by a court having jurisdiction adjudging the Company as bankrupt or insolvent; or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 calendar days;

(e)          The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors;

(f)          The Company seeks the appointment of a statutory manager or proposes in writing or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or any group or class thereof or files a petition for suspension of payments or other relief of debtors or a moratorium or statutory management is agreed or declared in respect of or affecting all or any material part of the indebtedness of the Company; or

(g)          It becomes unlawful for the Company to perform or comply with its obligations under this Note.

5.2         Effects of Default. If an Event of Default occurs and is continuing, then and in every such case the Holder may declare this Note to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration, the Company shall pay to the Holder the outstanding principal amount of this Note plus all accrued and unpaid interest through the date the Note is paid in full.

5.3         Remedies Not Waived; Exercise of Remedies. No course of dealing between the Company and the Holder or any delay in exercising any rights hereunder shall operate as a waiver by the Holder. No failure or delay by the Holder in exercising any right, power or privilege under this Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. By acceptance hereof, the Holder acknowledges and agrees that this Note is one of a series of Convertible Subordinated Promissory Notes of similar tenor issued by the Company (collectively, the “Related Notes”) and that upon the occurrence and during the continuance of any Event of Default, the holders of a majority in original principal amount of the Related Notes shall have the right to act on behalf of the holders of all such Notes in exercising and enforcing all rights and remedies available to all of such holders under this Note, including, without limitation, foreclosure of any judgment lien on any assets of the Company. By acceptance hereof, the Holder agrees not to independently exercise any such right or remedy without the consent of the holders of a majority in original principal amount of the Related Notes.

6.           MISCELLANEOUS.

6.1         Severability. If any provision of this Note shall be held to be invalid or unenforceable, in whole or in part, neither the validity nor the enforceability of the remainder hereof shall in any way be affected.

6.2         Notice. Where this Note provides for notice of any event, such notice shall be given (unless otherwise herein expressly provided) in writing and either (a) delivered personally, (b) sent by certified, registered or express mail, postage prepaid or (c) sent by facsimile or other electronic transmission, and shall be deemed given when so delivered personally, sent by facsimile or other electronic transmission (confirmed in writing) or mailed. Notices shall be addressed, if to Holder, to its address as provided in the Subscription Agreement or, if to the Company, to its principal office.

6.3         Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to any conflicts or choice of law provisions that would cause the application of the domestic substantive laws of any other jurisdiction).

6.4         Forum. The Holder and the Company hereby agree that any dispute which may arise out of or in connection with this Note shall be adjudicated before a court of competent jurisdiction in the State of Delaware and they hereby submit to the exclusive jurisdiction of the courts of the State of Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, with respect to any action or legal proceeding commenced by either of them and hereby irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum.

6.5         Headings. The headings of the Articles and Sections of this Note are inserted for convenience only and do not constitute a part of this Note.

6.6         Amendments. This Note may be amended or waived only with the written consent of the Company and the holders of a majority in original aggregate principal amount of this Note and the Related Notes. Any such amendment or waiver shall be binding on all holders of the Notes, even if they do not execute such consent, amendment or waiver.

6.7         No Recourse Against Others. The obligations of the Company under this Note are solely obligations of the Company and no officer, employee or stockholder shall be liable for any failure by the Company to pay amounts on this Note when due or perform any other obligation.

6.8         Assignment; Binding Effect. This Note may be assigned by the Company without the prior written consent of the Holder. This Note shall be binding upon and inure to the benefit of both parties hereto and their respective permitted successors and assigns.

Signature on the Following Page

In Witness Whereof, the Company has caused this Note to be signed by its duly authorized officer on the date hereinabove written.

Bionik Laboratories Corp.

By:
Name:	Eric Dusseux
Title:	CEO

Signature Page to Convertible Promissory Note